EXHIBIT 5.1


                             McLaughlin & Stern, LLP
                         260 Madison Avenue, 18th Floor
                            New York, New York 10016

                                                 April  26, 2000


         We are rendering this opinion in connection with the Registration Statement on Form S-8 (the "Registration Statement") filed by BarPoint.com, Inc. (the "Company') with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, on or about the date hereof. The Registration relates to the registration of 2,667,363 shares ("Shares") of Common Stock, par value $.001 per share issuable upon exercise of stock options ("Options") to be granted pursuant to the Company's 1996 Stock Option Plan, 1999 Stock Option Plan, Employment Contract Options and Consultant Options.

         We hereby advise you that we have examined originals or copies certified to our satisfaction of the Certificate of Incorporation and amendments thereto and the By-Laws and amendments thereto of the Company, minutes of the meetings of the Board of Directors and Shareholders and such other documents and instruments, and we have made such examination of law as we have deemed appropriate as the basis for the opinions hereinafter expressed.

                  Based on the foregoing, we are of the opinion that:

     1. The Company has been duly incorporated and is validly existing and in good standing under the laws of the State of Delaware.

     2. Based upon the foregoing, we are of the opinion that when issued and paid for in accordance with the terms of the Options, the Shares pursuant to the 1996 Stock Option Plan will be duly authorize, validly issued, fully paid and nonassessable.

     3. Based upon the foregoing, we are of the opinion that when issued and paid for in accordance with the terms of the Options, the Shares pursuant to the 1999 Stock Option Plan will be duly authorize, validly issued, fully paid and nonassessable.

     4. Based upon the foregoing, we are of the opinion that when issued and paid for in accordance with the terms of the Options, the Shares pursuant to the Consultant Options will be duly authorize, validly issued, fully paid and nonassessable.

     5. Based upon the foregoing, we are of the opinion that when issued and paid for in accordance with the terms of the Options, the Shares pursuant to the Employment Contract Options will be duly authorize, validly issued, fully paid and nonassessable

         We hereby consent to the filing of this opinion as a part of the Registration Statement and to the use of our name therein and in the related prospectus. We advise you that a member of this firm is a director of the Company.


                                                     Very truly yours,

                                                     /s/McLaughlin & Stern, LLP